                                                                   EXHIBIT 10.25


                             SPLIT-DOLLAR AGREEMENT


         THIS AGREEMENT by and between THE MEN'S WEARHOUSE, INC., a Texas corporation, (hereinafter referred to as the "Corporation"), and ERIC LANE,(hereinafter referred to as the "Employee"),

         WHEREAS, the Corporation and the Employee entered into an oral split dollar arrangement on August 22, 2001; and

         WHEREAS, this Agreement is a memorialization of the previous oral agreement; and

         WHEREAS, the Employee is employed by the Corporation; and

         WHEREAS, the Employee has insured his life for the benefit and protection of his family under policies issued or to be issued under the Agreement; and

         WHEREAS, the Corporation wants to help the Employee provide insurance for benefit and protection of his family by contributing towards the payment of premiums due on such policies on the life of the Employee; and

         WHEREAS, the Employee is the owner of the policies of insurance on his life acquired pursuant to the terms of this Agreement; and

         WHEREAS, the Corporation wishes to have such policies collaterally assigned to it by the Employee in order to secure repayment of the amounts which it has and will pay towards the premiums on such policies; and

         WHEREAS, it is the intent of the Corporation and the Employee that this will be a split dollar arrangement as described in Revenue Ruling 64-623 and Revenue Ruling 66-110; and

         WHEREAS, this Agreement is effective as of August 22, 2001;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. PURCHASE POLICIES. The Employee has applied or will apply for insurance policies on his life. As and when the Policies are issued, the policy number and the policy of insurance shall be recorded on Schedule A attached hereto and the Policies shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the insurance company ("Insurer") relating to such policy. All insurance policies on the life of the Employee shall be referred to as the "Policies."

         2. OWNERSHIP OF POLICIES. The Employee shall be the sole and absolute owner of the Policies, and may exercise all ownership rights granted to the owner thereof by the terms of the Policies, including, but not limited to, the right to elect and to change the death benefit option, the face amount of insurance, and the investment options of the Policies, except as may otherwise be provided herein.

         3. PAYMENT OF PREMIUMS.

            a. The Employee will direct the Insurer to provide the Corporation with copies of premium notices on the Policies. No later than thirty (30) days prior to the due date of each Policies' premium, the Corporation shall notify the Employee of the exact amount due from the Employee hereunder, which shall be an amount equal to the annual cost of current life insurance protection on the life of the Employee (prorated if the premium is being paid monthly), measured by the lower of the Table 2001 rate, set forth in IRS Notice 2002-8 (or the corresponding applicable provision of any future revenue ruling regulation, notice or other guidance issued by the IRS), or the current published premium rate of the Insurer for annually renewable term insurance for standard risks as specified in Revenue Ruling 66-110 (or the corresponding applicable provision of any future revenue ruling, regulation, notice or guidance issued by the IRS). The Employee shall pay such required contribution to the Corporation prior to the premium due date. If the Employee does not make such timely payment, the Corporation, in its sole discretion, may elect to make the Employee's portion of the premium payment, which payment shall be recovered by the Corporation as provided herein.

            b. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the planned periodic premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Except with the consent of the Employee, the Corporation shall not pay less than such planned periodic premium, but it may, in its discretion, at any time and from time to time, subject to acceptance of such amount by the Insurer, pay more than such planned periodic premium or make the premium payments on the Policies. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the beneficiary of the Policies.

         4. COLLATERAL ASSIGNMENT. To secure the repayment to the Corporation of the amount of the premiums on the Policies paid by the Corporation hereunder, the Employee has, contemporaneously herewith, assigned the Policies to the Corporation as collateral. The collateral assignment of the Policies to the Corporation hereunder shall not be terminated, altered or amended by the Employee, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignments to conform to the provisions of this Agreement.

         5. LIMITATIONS ON EMPLOYEE'S RIGHT IN POLICIES. Except as provided herein, the Employee shall not sell, assign, transfer, borrow against or withdraw from the cash surrender value of the Policies, surrender or cancel the Policies, change the beneficiary designation provisions of the Policies, decrease the aggregate face amount of insurance, make or change the allocation of the Policies Account established pursuant to the terms of the Policies among the various investment options under the Policies, nor change the death benefit option provisions thereof without, in any such case, the express written consent of the Corporation.

         6. COLLECTION OF DEATH PROCEEDS.

            a. Upon the death of the Employee, the Corporation shall cooperate in taking whatever action is necessary to collect the death benefit provided under the Policies; when such benefits have been collected and paid as provided herein, this Agreement shall thereupon terminate.

            b. Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of the death benefit of the Policies equal to the total amount of the premiums paid by it hereunder with respect to the Policies, reduced by any outstanding indebtedness which was incurred by the Corporation and secured by the Policies, including any interest due on such indebtedness. The balance of the death benefit provided under the Policies, if any, shall be paid directly to the beneficiary, in the manner and in the amount or amounts provided in the beneficiary designation provisions of the Policies. In no event shall the amount payable to the Corporation hereunder exceed the death benefit of the Policies payable at the death of the Employee. No amount shall be paid from such death benefit to the beneficiary until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provisions of the Policies shall conform to the provisions hereof.

            c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policies upon the death of the Employee and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policies, such amount shall first be paid to Corporation until it shall have received the return of all premiums paid by it, reduced by the amount of any outstanding indebtedness which was incurred by the Corporation and secured by the Policies, including any interest due on such indebtedness and any remaining amount shall be paid to the beneficiary.

         7. TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

            a. This Agreement shall terminate, during the Employee's lifetime, without notice, upon the occurrence of any of the following events: (a) total cessation of the Corporations's business; (b) bankruptcy, receivership or dissolution of the Corporation; (c) termination of the Employee's employment by the Corporation (other than by reason of his death); (d) mutual consent of the parties; or (e) failure of the Employee to timely pay to the Corporation the Employee's portion of the premium, if any, due hereunder, unless the Corporation elects to make such payment on behalf of the Employee, as provided herein.

            b. In addition, the Employee may terminate this Agreement, while no premium under the Policies is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

         8. DISPOSITION OF THE POLICIES ON TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

            a. For sixty (60) days after the date of the termination of this Agreement during the Employee's lifetime, the Employee shall have the option of obtaining the release of the collateral assignments of the Policies to the Corporation. To obtain such release with respect to the Policies, the Employee shall repay to the Corporation the total amount of the premium payments made by the Corporation hereunder with respect to the Policies less any indebtedness secured by the Policies which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policies, by the execution and delivery of an appropriate instrument of release.

            b. If the Employee fails to exercise the option in "a" above within such sixty (60) day period, then the Corporation shall have the right to:

               (1) Receive the Policies, which right shall be exercised by the Corporation, if at all, by written notice to the Employee; upon receipt of the Corporation's written notice, the Employee shall execute any document or documents required by the Insurer to transfer the interest of the Employee in the Policies to the Corporation; or

               (2) Enforce its right to be repaid the total amount of the premium payments made by the Corporation hereunder, less any indebtedness secured by the Policies which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness (the "Repayment Amount") from the cash surrender value of the Policies under the collateral assignment of the Policies, which right shall be exercised by the Corporation, if at all, in accordance with the terms of said collateral assignment. If the Repayment Amount is greater than the then cash surrender value of the Policies, then, upon receipt of written notice of such fact, the Employee shall be liable to and shall pay to the Corporation an amount equal to such differences. If the then cash surrender value of the policy exceeds the Repayment Amount, such excess shall be paid to the Employee.

               Upon the Corporation's receipt of the Policies or the Repayment Amount, as the case may be, neither the Employee nor the Employee's successors, assigns or beneficiaries shall have any further interest in and to the Policies, either under the terms thereof or under this Agreement.

         9. INSURERS NOT PARTIES. The Insurer shall be fully discharged from its obligations under the Policies by payment of the insurance benefits under the Policies to the beneficiary or beneficiaries named in the Policies, subject to the terms and conditions of the Policies. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policies, except insofar as the provisions hereof are made a part of the Policies by the collateral assignment executed by the Employee and filed with such Insurer in connection herewith.

         10. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

             a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

             b. (1) Claim

                A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.

                (2) Claim Decision.

                Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

         If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

                (3) Request for Review.

                Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that a special committee (the "Committee") of the Board of Directors of the Corporation made up of all non-employee directors of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at the Corporation's then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Committee within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.

                (4) Review of Decision.

                Within sixty (60) days after the Secretary's receipt of a request for review, the Committee will review the Corporation's determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         11. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee and his successors, assigns, heirs, executors, administrators and beneficiaries.

         13. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

         14. GOVERNING LAW. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed multiple original copies of this Agreement on January 14, 2002.

                                     THE MEN'S WEARHOUSE, INC.


                                     By: /s/ GEORGE ZIMMER
                                         ---------------------------------------
                                     Name: George Zimmer
                                         ---------------------------------------
                                     Title: Chairman and Chief Executive Officer
                                            "Corporation"


                                     /s/ ERIC LANE
                                     -------------------------------------------
                                     ERIC LANE
                                     "Employee"

                                   SCHEDULE A


         The following life insurance policies are subject to the Split Dollar Agreement by and between THE MEN'S WEARHOUSE, INC. and ERIC LANE effective August 22, 2001.

         1. Insurance Company: Pacific Life Insurance Company

         2. Policy No.: VP62454500.

         3. Date Issued: August 22, 2001

         4. Face Amount: $2,000,000.00